UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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FLEXTRONICS INTERNATIONAL LTD.

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EXPLANATORY NOTE
The following is a presentation to be given by Flextronics International Ltd. (the “Company”) to certain holders of its Ordinary Shares beginning on or about June 5, 2009, regarding the Company’s proposed Option Exchange Program.

Design. Build. Ship. Service. Design. Build. Ship. Service. Option Exchange Program - Investor Presentation Shareholder Meeting Date: Monday, July 13, 2009

Proposed Flextronics Exchange Program

	Design Feature	Proposed Program
1	Type of Program	Option for option exchange
2	Participation	All option holders eligible, except: • Board members, CEO, CFO and all other Section 16 officers • Employees in certain international locations • Employees with options priced below $10
3	Price Floor	$10 or 52-week high, whichever is greater
4	Value-Neutral	Aggregate value of tendered underwater options is approximately equivalent to value of newly issued options
5	Exchange Ratios	Program would have two price buckets with the following value-neutral exchange ratios (based on share price of ~$4.23): • Options with prices between $10.00 and $11.99 = 1.6:1 exchange ratio • Options with prices at $12 or above = 2.5:1 exchange ratio
6	Shares Returned to Pool	All of the shares recaptured as part of the exchange program would be returned to the pool and be available for future grant • Assuming 100% participation, ~30MM shares would be returned to the pool • ~17MM options would be re-issued at the new price • Net 12.9MM shares would be recaptured, thereby reducing issued stock overhang by 1.6% from 9.9% to 8.3% • Upon completion, 5MM shares from the Solectron plan would be cancelled to further reduce overhang
7	Vesting	To maximize the retention value of the exchange program, vesting of newly issued shares will be re-set to a minimum of 2 years
8	Contractual Term	New awards will have a contractual term of 7 years (not more than outstanding shares)

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Rationale EMS industry has been significantly impacted by worldwide economic downturn As a result, 100% of outstanding options granted prior to December 2008 are under water Underwater options are a "sunk" cost with no corresponding benefit or value Flextronics has implemented aggressive cost reduction initiatives across the globe Substantial headcount reductions Frozen salaries Reduced benefits Despite reduced incentives, it is critical for Flextronics to retain and motivate its top talent to successfully implement our corporate strategies Option exchange program provides benefits for both shareholders and employees Reduce overhang Minimize compensation expense Motivate employees

Proposed program would be compliant with U.S. ISS guidelines RiskMetrics (ISS) Criteria Flextronics Proposed Design Members of the Board of Directors and Named Executive Officers excluded Meets Criteria Exchange ratios return no more value in new awards compared to those that are tendered (per ISS methodology) Meets Criteria Contractual term of new options (assuming an option for option exchange) is not longer than term of original options Meets Criteria New award vesting is reset such that no awards are fully-vested on the date of grant Meets Criteria Rationale for exchange program is clearly defined (general market downturn is not sufficient rationale) Outlined in Proxy Statement No options are eligible to be exchanged that are below the company's 52-week high stock price as of the time the offer is made to employees Meets Criteria Although program does not meet 5% dilution (issued overhang) threshold for Singapore-based companies, the cost of re-issuing surrendered options returned to the active plan does not exceed industry limits for U.S-based companies (Shareholder Value Transfer "SVT" calculation) Modeling Estimate Meets Criteria for U.S.-Based Companies Program Design vs. RiskMetrics (ISS) Criteria

Appendix

Equity Overhang Impact Flextronics' overhang, both issued and total, upon completion of the option exchange will be below the 50th percentile of its identified peer companies Definition Issued Equity Overhang (Basic) Total options and restricted stock outstanding divided by total common shares issued and outstanding Total Equity Overhang (Basic) Total options and restricted stock outstanding plus shares available to grant divided by total common shares issued and outstanding * *Peer group: Advanced Micro Devices, Agilent Technologies, Anixter International, Applied Materials, Arrow Electronics, Avnet, Inc., Celestica, Cisco Systems, Dell, Emerson Electric, Hewlett-Packard, Honeywell International, Ingram Micro, Intel, Jabil Circuit, Micron Technology, Motorola, Seagate Technology, Sun Microsystems, Tech Data, Tyco International, United Technologies, Western Digital, Xerox

Comparison of Flextronics Program Versus Other Large Technology Companies That Have Been Approved Design Flextronics eBay Google Intel Motorola Meeting Date July 13, 2009 (EGM) April 29, 2009 N/A May 20, 2009 May 4, 2009 Approved by Shareholders TBD Yes N/A Yes Yes Type of Program Options for Options Options for RSUs Options for Options Options for Options Options for Options, except in certain non-US countries Participation Exclusion of Executive Officers and Board Exclusion of Named Executive Officers and Board Exclusion of CEO, two Founders and Board Exclusion of listed Executive Officers and Board Exclusion of Executive Officers, members of the Senior Leadership Team and Board Price Floor $10.00 52-Week High 52-Week High Price below 52-Week High 52-Week High 52-Week High Value-Neutral Yes 90% of FMV No Yes Yes Exchange Ratios 2 ratios 1) 1.6:1 and 2) 2.5:1 9 ratios ranging from 12:1 to 35:1 with most options being exchanged at 15:1 1:1 exchange program 11 ratios ranging from 1.7:1 to 99.6:1 with most options exchanged at a 1.9:1 ratio 4 ratios ranging from 2:1 to 77:1 with most options exchanged at a 3.5:1 ratio Shares Returned to Pool 12.9MM returned to the pool/ 5MM cancelled out of SLR plan No Not Applicable (1:1 exchange) No Yes Vesting Reset of vesting to a minimum of 2 year vest Additional 12 months vesting from what original option grants were Additional 12 months vesting from what original option grants were Complete reset to 4 year annual vest Reset of vesting to a 2 year annual vest Contractual Term 7 years Full contractual term of 10 years Same expiration date as original options Full contractual term of 7 years Reduced term of 5 years

Comparison of Flextronics Program Versus Other Large Technology Companies That Have Been Approved

Design	Flextronics	AMD	Fairchild Semi	NetApp	Starbucks
Meeting Date	**July 13, 2009 (EGM)**	May 7, 2009	May 6, 2009	April 21, 2009 (EGM)	March 18, 2009
Approved by Shareholders	**TBD**	Yes	Yes	Yes	Yes
Type of Program	**Options for Options**	Options for Options	Options for RSUs	Options for RSUs	Options for Options
Participation	**Exclusion of Executive Officers and Board**	Exclusion of CEO, NEOs and Board	Exclusion of CEO, NEOs and Board	Exclusion of 16(b) Officers and Board	Exclusion of CEO, broader Officer group and Board
Price Floor	**$10.00** **52-Week High**	52-Week High	52-Week High	Below 52-Week High	52-Week High
Value-Neutral	**Yes**	Yes	Yes	Yes	Yes
Exchange Ratios	**2 ratios 1) 1.6:1 and 2) 2.5:1**	3.5:1	5 ratios ranging from 12.5:1 to 43:1 with most options being exchanged at a 12.5:1 ratio	5 ratios ranging from 5:1 to 25:1 with most options being exchanged at a 5:1 ratio	4 ratios ranging from 4:1 to 15.5:1
Shares Returned to Pool	**12.9MM returned to the pool/ 5MM cancelled out of SLR plan**	No	No	Maximum # of shares returned to the pool of 3.5 million	Yes
Vesting	**Reset of vesting to a minimum of 2 year vest**	1 year vest if options were fully vested, otherwise 2 year annual vest	Reset of vesting to 4 year annual vest	Fully vested shares will vest over 2 years and partially or unvested shares will vest over 4 years	Reset of vesting to a minimum of 2 year annual vest
Contractual Term	**7 years**	Same expiration date as original options	Full contractual term of 10 years	Full contractual term of 7 years	Reduced term of 7 years

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Thank you for your consideration Option Exchange Program